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                                                               EXHIBIT 3.2



                            CERTIFICATE OF AMENDMENT

                                       OF

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                        SILVER KING COMMUNICATIONS, INC.



     Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Silver King Communications, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation unanimously adopted resolutions proposing and declaring advisable the following amendments to the Amended and Restated Certificate of Incorporation:


           RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by restating Article I to read in its entirety as follows:

                 The name of the corporation is HSN, Inc.

           FURTHER RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by restating the first paragraph of Article IV to read in its entirety as follows:





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                 The corporation shall have the authority to issue one hundred fifty million (150,000,000) shares of $.01 par value Common Stock, thirty million (30,000,000) shares of $.01 par value Class B Common Stock, and fifteen million (15,000,000) shares of $.01 par value Preferred Stock.

           FURTHER RESOLVED, that the Amended and Restated Certificate of Incorporation of the Company be amended by deleting Article IV, section A, subsection (3) in its entirety.

           FURTHER RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by restating Article IV, section A, subsection (4) to read in its entirety as follows:

                 (3) Each holder of Common Stock shall be entitled to vote one vote for each share of Common Stock held as of the applicable date on any matter that is submitted to a vote or to the consent of the Stockholders of the corporation. Except as otherwise provided herein or by the General Corporation Law of the State of Delaware, the holders of Common Stock and the holders of Class B Common Stock shall at all times vote on all matters (including the election of directors) together as one class.

           FURTHER RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by deleting Article IV, section B, subsection (3) in its entirety.


           FURTHER RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by restating Article IV, section B, subsection (4) to read in its entirety as follows:

                 (3) Each holder of Class B Common Stock shall be entitled to vote ten votes for each share of Class B Common Stock held as of the applicable



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            date on any matter that is submitted to a vote or to
            the consent of the Stockholders of the corporation. Except as otherwise provided herein or by the General Corporation Law of the State of Delaware, the holders of Common Stock and the holders of Class B Common Stock shall at all times vote on all matters (including the election of directors) together as one class.

     SECOND: That at the annual meeting of stockholders held on December 19, 1996, the holders of a majority of shares of Common Stock and Class B Common Stock of the Corporation voted to approve said amendments in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Corporation and the General Corporation Law of the State of Delaware.

     THIRD:  That the said amendments were duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of the Company shall not be reduced under or by reason of the said amendments.

     IN WITNESS WHEREOF, said Silver King Communications, Inc. has caused this certificate to be signed by Michael Drayer, its Executive Vice President, General Counsel and Corporate Secretary, this 20th day of December, 1996.




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                                         SILVER KING COMMUNICATIONS, INC.

                                         By
                                           ---------------------------------
                                           Michael Drayer
                                           Executive Vice President,
                                           General Counsel and
                                           Corporate Secretary







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